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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and Joint Proxy Statement/Prospectus of our report dated January 20, 1998 (except with respect to the matter discussed in Note 22, as to which the date is March 27,
1998) included in Regent Bancshares Corp.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement on Form S-4 and Joint Proxy Statement/Prospectus.

                                                  /s/ Arthur Anderson LLP
                                                  -----------------------
                                                  ARTHUR ANDERSEN LLP


Roseland, New Jersey
April 27, 1998